Exhibit 99.1
Contact:	Tricia J. Richardson Novavax, Inc. 1 240-268-2031
Stanley Erck Elected as Executive Chairman
ROCKVILLE, MD (February 16, 2010) —/PRNewswire-FirstCall/-Novavax, Inc. (Nasdaq: NVAX) The Board of Directors of Novavax, Inc., announced today the election of Stanley Erck as Executive Chairman. The effective date of this leadership change is immediately.
Previously, Mr. Erck served as President and Chief Executive Officer of Iomai Corporation, leading the company through an initial public offering and a merger with Intercell, an Austrian vaccine company, and through the development of a late-stage infectious disease product candidate. Prior to Iomai, Mr. Erck served as President and Chief Executive Officer of Procept, a publicly traded immunology company; as Vice President of Corporate Development at Integrated Genetics (now Genzyme), and in management positions at Baxter International. Mr. Erck currently sits on the Board of Directors of BioCryst, MacCyte, MdBio Foundation and Novavax.
“We are very pleased to announce the appointment of Stan to the position of Executive Chairman of the Board,” stated Gary C. Evans, Lead Director of Novavax. “Stan’s business experience in guiding successful infectious disease and vaccine based biotech companies should prove invaluable to Novavax as we advance our VLP pipeline into late-stage development and commercialization.”
“Novavax has a broad vaccine pipeline of cutting edge recombinant technology coupled with a strong management team and an excellent shareholder base,” said Stan Erck. “I look forward to sharing my experience in advancing its late-stage VLP influenza vaccine towards commercialization and progressing its preclinical pipeline into human trials.”
“All board members of Novavax would like to thank John Lambert for his three years of service as Executive Chairman and look forward to his continuing support as a Director of the company. John’s oversight during this period has helped our organization evolve our VLP technology from an early-stage idea to an innovative vaccine that has now been successfully tested in over 1,800 subjects,” said Mr. Evans.
About Novavax
Novavax, Inc. is a clinical-stage biotechnology company creating novel vaccines to address a broad range of infectious diseases worldwide, including H1N1, using advanced proprietary virus-like-particle (VLP) technology. The company produces potent VLP-based recombinant vaccines utilizing new and efficient manufacturing approaches. Novavax is committed to using its VLP technology to create country-specific vaccine solutions. The company has formed a joint venture with Cadila Pharmaceuticals, named CPL Biologicals, to develop and manufacture vaccines, biological therapeutics and diagnostics in India. Additional information about Novavax is available on the company’s website: www.novavax.com
Forward Looking Statements
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding revenues, operating expenses, cash burn, and clinical developments and anticipated milestones are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include, among other things, the following: our ability to progress any product candidates into pre-clinical or clinical trials; the scope, initiation, rate and progress of our preclinical studies and clinical trials and other research and development activities; clinical trial results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; regulatory approval is needed before any vaccines can be sold in or outside the United States and, to date, no governmental authority has approved any of our vaccine candidates for sale; influenza is seasonal in nature, and if approval or commercial launch after approval is not timely in relation to the flu season, we may not be able to manufacture or sell our influenza vaccines on terms favorable to us until the next flu season, if at all; we have not manufactured any of our vaccine candidates at a commercial level and have only recently engaged a third party manufacturer to assist in commercial manufacturing efforts; we utilize a unique manufacturing process and the scale-up of that process may prove difficult and costly; our pilot plant facility is subject to standard FDA inspections, which may result in increased costs and production delays; the success of our joint ventures, collaborations, partnerships and licensing agreements; our dependence on third parties to manufacture and distribute its vaccines; risks associated with conducting business outside of the United States; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to enter into future collaborations with industry partners and the terms, timing and success of any such collaboration; the cost, timing and success of regulatory filings and approvals; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; loss of key management and availability of qualified personnel; and other factors referenced herein. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release.
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